UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Finalized on July 31, 2019, and effective July 25, 2019, American Life & Security Corp. (“American Life”), a wholly owned subsidiary of Midwest Holding Inc. (“Midwest”), entered into a Funds Withheld Coinsurance and Modified Coinsurance Agreement (the “Agreement”) with Ironbound Reinsurance Company Limited, a reinsurance company organized under the laws of Barbados (the “Reinsurer”). The Agreement provides, among other things, as follows:

1.

As of July 25, 2019 (the “Effective Date”), American Life ceded on a funds withheld coinsurance and modified coinsurance basis, and the Reinsurer accepted, an initial ninety-five (95%) quota share of certain liabilities with respect to certain Multi Year Guarantee Annuities (“MYGA”) business of American Life (the “Reinsurance Treaty”). The initial 95% quota share may be adjusted from time to time by American Life, subject to a 30% floor under certain conditions. In general, under a coinsurance program, the reinsurer receives its agreed upon share of all of the risks and cash flows of the covered business. The reinsurer receives its share of the premiums and benefits, and assets to support its share of the reserves transferred to the reinsurer. However, in the case of the Agreement, under the “funds withheld” and “modified” coinsurance program, American Life did not transfer the assets or the assets and the reserves underlying the ceded MYGA business to the Reinsurer, and American Life is required to pay interest to replace that which would have been earned by the Reinsurer if it had held the assets corresponding to the reserves in its own investment portfolio.

2.

The Reinsurer shall pay American Life an administrative expense fee (“Policy Expenses”) to cover the cost of providing all administrative and other services necessary or appropriate in connection with the administration and distribution (including the product development fee) of the reinsured policies and the reinsured liabilities.

The Agreement remains in full force until (i) American Life has no further liabilities or obligations with respect to the policies that have been coinsured under the Agreement, (ii) with respect to new business upon 30 days prior written notice by either party once the premium ceded meets or exceeds a Minimum Limit (as defined in the Agreement), (iii) with respect to new business upon 30 days prior written notice by American Life if the Reinsurer does not meet specified financial ratio, or (iv) upon mutual agreement of the parties.

The foregoing description of the Agreement is qualified by its actual language, and a copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1 (*)	Funds Withheld Coinsurance and Modified Coinsurance Agreement between Ironbound Reinsurance Company Limited and American Life & Security Corp. effective as of July 25, 2019.

(*)	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 6, 2019

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: President

EXHIBIT INDEX

Exhibit No.	Description
10.1 (*)	Funds Withheld Coinsurance and Modified Coinsurance Agreement between Ironbound Reinsurance Company Limited and American Life & Security Corp. effective as of July 25, 2019.

(*)	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

EXPLANATORY NOTE: [**] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY
DISCLOSED.